              As filed with the Securities and Exchange Commission on February 7, 2007

                                                                                            No. 333-

                                 SECURITIES AND EXCHANGE COMMISSION
                                       WASHINGTON, D.C. 20549

                                              FORM S-3

                                       REGISTRATION STATEMENT
                                                UNDER
                                     THE SECURITIES ACT OF 1933

                                    DEL GLOBAL TECHNOLOGIES CORP.
                       (Exact Name of Registrant as Specified in its Charter)

         New York                            11550 West King Street,                13-1784308
(State or other jurisdiction of              Franklin Park, IL 60131              (I.R.S. Employer
 incorporation or  organization)                 (847) 288-7000                  Identification No.)
                                  (Address, Including Zip  Code, and Telephone
                                  Number, Including Area Code, of Registrant's
                                          Principal Executive Offices)

                                           JAMES A. RISHER
                                Chief Executive Officer and President
                                    Del Global Technologies Corp.
                                       11550 West King Street
                                   Franklin Park, Illinois, 60131
                                           (847) 288-7000
                     (Name, Address, and Telephone Number of Agent for Service)

                                              Copy to:
                                      Jeffrey S. Spindler, Esq.
                           Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                          65 East 55th St.
                                       New York, NY 10022-1106
                                           (212) 451-2300

APPROXIMATE  DATE OF  COMMENCEMENT  OF PROPOSED SALE TO THE PUBLIC:  As soon as practical  after the effective date of this Registration Statement.

If the only  securities  being  registered  on this Form are being  offered  pursuant to dividend or
interest reinvestment plans, please check the following box. |_|

If any of the securities  being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,  other than securities  offered only in
connection with dividend or interest reinvestment plans, check the following box. |_|

If this Form is filed to register  additional  securities  for an  offering  pursuant to Rule 462(b)
under the Securities Act, check the following box and list the Securities Act registration statement
number of the earlier effective registration statement for the same offering. |X| 333-139281

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the
following box. |_|

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities
Act, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                      Proposed        Maximum
 Title of Each Class of               Proposed         Maximum        Aggregate          Amount of
    Securities to be                Amount to be   Offering Price     Offering          Registration
       Registered                    Registered     Per Share(1)       Price(1)             Fee
----------------------------       -------------    ------------   -----------------    ------------
Common Stock, par value $.10
per share                          366,854(2)(3)    $   1.05         $ 385,196.70(4)    $   42.00
Rights to Purchase Common
Stock, par value $.10 per share    366,854(3)(5)        N/A                  N/A        $    0.00(6)

----------

(1)   Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(2)   In the event of a stock split, stock dividend or similar transaction involving the common stock of the registrant, in order to prevent dilution, the number of shares of common stock registered hereby shall be automatically adjusted to cover the additional shares of common stock in accordance with Rule 416 under the Securities Act.

(3)   The 366,854 shares and 366,854 rights being registered under this registration statement are in addition to the 11,660,524 shares and
      11,660,524 rights registered pursuant to the Registration Statement on
      Form S-3 (No. 333-139281).

(4)   Represents the aggregate gross proceeds from the exercise of the maximum number of rights that may be issued under this registration statement.

(5)   Evidencing the rights to subscribe for 366,854 shares of common stock, par value $.10 per share.

(6)   The rights are being issued without consideration. Pursuant to Rule
      457(g), no separate registration fee is payable.

      THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE
COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS
AMENDED.

                                       2

                 EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

      This registration statement is being filed with respect to the registration of additional (i) shares of common stock, par value $.10 per share
("Common Stock"), of the Registrant and (ii) non-transferable subscription rights to purchase Common Stock, pursuant to Rule 462(b) under the Securities
Act of 1933, as amended.

      The Registrant hereby incorporates by reference into this registration statement in its entirety the Registration Statement on Form S-3 (No.
333-139281), which was declared effective by the Securities and Exchange
Commission on January 30, 2007, including each of the documents filed by the
Registrant with the Securities and Exchange Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on the Exhibit Index attached to and filed with this registration statement.

                                       3

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this
Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Franklin Park, state of Illinois, on February
7, 2007.

                                    DEL GLOBAL TECHNOLOGIES CORP.

                                           /s/ James A. Risher
                                           ------------------------------
                                    By:    James A. Risher
                                    Title: President and Chief Executive
                                           Officer

                                           /s/ Mark A. Zorko
                                           ------------------------------
                                    By:    Mark A. Zorko
                                    Title: Chief Financial Officer

                                      II-1

      Pursuant to the requirements of the Securities Act of 1933, this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

     Signature                          Title                         Date
---------------------    -------------------------------------  ----------------

/s/ James A. Risher      President and Chief Executive Officer  February 7, 2007
---------------------
James A. Risher

/s/ Mark A. Zorko        Chief Financial Officer                February 7, 2007
---------------------
Mark A. Zorko

*                        Chairman of the Board                  February 7, 2007
---------------------
James R. Henderson

*                        Director                               February 7, 2007
---------------------
Merrill A. McPeak

*                        Director                               February 7, 2007
---------------------
Gerald M. Czarnecki

/s/ James A. Risher      Director                               February 7, 2007
---------------------
James A. Risher

*     By: /s/ Mark A. Zorko
          ---------------------------
          Mark A. Zorko
          Attorney-In-Fact

                                      II-2

                                INDEX TO EXHIBITS

Exhibit Number    Description
--------------    -----------
  5.1             Opinion of Olshan Grundman Frome Rosenzweig & Wolosky LLP

 23.1             Consent of BDO Seidman, LLP

 23.2             Consent of Deloitte & Touche, LLP

 23.3             Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP
                  (contained in Exhibit 5.1)

 24.1             Power of Attorney (incorporated herein by reference to
                  Exhibit 24.1 to the Registration Statement on Form S-3 of Del
                  Global Technologies Corp. (No. 333-139281))

                                      II-3